UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2016

Dear Contango
Stockholder:
April 13, 2016

We are pleased to invite you to attend the 2016 Annual Meeting of Stockholders of Contango Oil & Gas Company. The Annual Meeting will be held on May 25, 2016, at 9:30 a.m., local time, at our corporate offices, located at 717 Texas Avenue, Suite 3100, Houston, Texas 77002.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by Internet, by telephone, by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The enclosed proxy card describes your voting options in more detail. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2015, also accompanies the enclosed proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Contango’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Allan D. Keel
President and Chief Executive Officer

CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2016

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Contango Oil & Gas Company, a Delaware corporation, will be held on May 25, 2016, at 9:30 a.m., local time, at our corporate offices, located at 717 Texas Avenue, Suite 3100, Houston, Texas 77002 for the following purposes:

(1)     the election of six directors to our Board until the 2017 Annual Meeting of Stockholders;

(2)     the ratifying of the appointment of Grant Thornton LLP as our independent registered public accounting firm;

(3)     the holding of an advisory vote on named executive officer compensation;

(4)     the holding of an advisory vote on the preferred frequency of future advisory votes on executive compensation; and

(5)     the transacting of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on March 29, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Houston, Texas	John A. Thomas
April 13, 2016	Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2016

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2016 Annual Meeting of
Stockholders and the Annual Report to Stockholders for the year ended
December 31, 2015 are available at

www.proxyvote.com

CONTANGO OIL & GAS COMPANY
PROXY STATEMENT

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CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

PROXY STATEMENT

FOR

THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Unless the context requires otherwise, references in this proxy statement to “Contango,” “we,” “us” and “our” are to Contango Oil & Gas Company, a Delaware corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.04 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Contango (our “Board”) to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2016, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about April 13, 2016. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2015 is enclosed, but does not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of six directors to our Board, each for a term ending on the date of the 2017 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”), (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Grant Thornton”), (3) holding an advisory vote on named executive officer compensation (this proposal is referred to as the “Compensation Advisory Vote”), (4) holding an advisory vote on the preferred frequency of future advisory votes on executive compensation (this proposal is referred to as the “Frequency Advisory Vote”) and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations Department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.proxyvote.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 29, 2016 (the “Record Date”). The Record Date is established by our Board as required by Delaware law. On the Record Date, we had 19,393,001 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither our Certificate of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

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•	Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 24, 2016.

•	By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 24, 2016.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•	By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the proxy card or other information provided by the record holder.

•	In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our company, Attn: Corporate Secretary, 717 Texas Avenue, Suite 2900, Houston, Texas, 77002, no later than May 24, 2016;

•	submitting another proxy with new voting instructions by mail, telephone or the Internet voting system; or

•	attending the Annual Meeting and voting your shares in person.

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If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered broker non-votes with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Grant Thornton) in the discretion of the record holder. If you shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 3 (The Compensation Advisory Vote) or Proposal 4 (The Frequency Advisory Vote), and your shares will be considered broker non-votes with respect to this proposal.

•	Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•	Proposal 2 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•	Proposal 3 (The Compensation Advisory Vote): Approval of the Compensation Advisory Vote requires the affirmative vote of the majority of the votes of the shares of common stock cast on this proposal at the

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annual meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

•	Proposal 4 (The Frequency Advisory Vote): Approval of the Frequency Advisory Vote requires the affirmative vote of the majority of the votes of the shares of common stock cast on this proposal at the annual meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal. Because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the choice receiving the greatest number of votes will be considered the frequency recommended by our stockholders. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of this vote in making a determination on the frequency when advisory votes on executive compensation will be included in proxy statements for future annual meetings.

Our Board has appointed Allan D. Keel and E. Joseph Grady as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	FOR the advisory vote to approve named executive officer compensation; and

•	FOR the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation every year.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for a fee of approximately $7,000, plus reimbursement for reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries

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and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2017 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2017 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

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CORPORATE GOVERNANCE AND OUR BOARD

General

The Company’s Certificate of Incorporation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held fifteen meetings during 2015. During 2015, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our 2015 Annual Meeting of Stockholders, six out of the seven serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE MKT, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Nominating Committee evaluated all relevant transactions and relationships between each director nominated for election at the Annual Meeting, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that B.A. Berilgen, B. James Ford, Lon McCain, and Charles M. Reimer are each an independent director, as that term is defined in the listing standards of the NYSE MKT. In making its independence recommendation, the Committee noted in particular the following at the time of determination:

Mr. Ford

•	Mr. Ford is a senior advisor to Oaktree Capital Management, L.P. (“Oaktree Capital Management”), which, through its affiliates OCM GW Holdings, LLC (“Oaktree Holdings”) and OCM Crimson Holdings, LLC (“OCM Crimson”), owns approximately 6.6% of our Common Stock. This significant ownership position could result in the interest of Mr. Ford becoming misaligned with those of our smaller stockholders.

•	In reviewing the independence of Mr. Ford, our Nominating Committee noted that the NYSE MKT does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Our Nominating Committee also noted that Oaktree Capital Management has over 900 employees, offices in 17 cities worldwide, and approximately $97 billion in assets under management.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nomination Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE MKT and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee was established to oversee and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. During 2015, the Audit Committee consisted of Messrs. McCain (Committee Chairman), Berilgen and Schoonover. Following the Annual Meeting, it is expected that the Audit Committee will consist of Messrs. McCain (Committee Chairman), Berilgen and Ford. Each member of our Audit Committee is considered “independent” as described above. The Audit Committee met four times during 2015. Upon review by and recommendation of our Nominating Committee, our Board has determined that Mr. McCain was an “audit committee financial expert” as defined under applicable rules

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and regulations of the SEC. Our Audit Committee has adopted a charter, which is posted on our website www.contango.com under “Corporate Governance.”

Compensation Committee

The responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” include among other things, the responsibility to:

•	Periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	Review, recommend to the full Board for approval or approve, as applicable, the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	Periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees; and

•	Exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

From time to time the Compensation Committee engages the services of Longnecker & Associates (“Longnecker”), an experienced compensation consulting firm that specializes in the energy industry. In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers and whether Longnecker owns any shares of our common stock. Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker. Among the services Longnecker has been asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.

The Compensation Committee annually compares our executive compensation program to those of other companies within the oil and gas industry through the use of energy industry compensation surveys from Effective Compensation Inc. (“ECI”). ECI surveys are utilized as they are industry-specific and derive their data from direct contributions from a large number of participating companies. The ECI surveys compile data from many companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent. The surveys were used to compare our executive compensation program against companies (the “Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus

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and number of employees. The Compensation Committee regularly reviews and refines the Peer Group as appropriate. When we refer to “peers,” “Peer Group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time.

During 2015, the members of the Compensation Committee were Messrs. Ford (Committee Chairman), Berilgen and Reimer. Each member of the Compensation Committee during 2015 was an “outside director” as defined under section 162(m) of the Code and was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Compensation Committee held four meetings during 2015.

Nominating Committee

The principal function of the Nominating Committee, which is discussed in detail in the “Nominating Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to oversee, identify, evaluation and select qualified candidates for election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

During 2015, the members of the Nominating Committee were Messrs. Berilgen (Committee Chairman) and McCain. Each member of the Nominating Committee during 2015 was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Nominating Committee held one meeting during 2015.

Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2017 Annual Meeting.”

Investment Committee

The Investment Committee was created by the Board on October 1, 2013 in connection with the closing of the Company’s merger (the “Merger”) with Crimson Exploration Inc. (“Crimson”). The purpose of the Investment Committee, which is discussed in detail in the “Investment Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to allocate, subject to Board approval, the amount and nature of all capital expenditures of the Company and its subsidiaries, and review and discuss the plan for such capital expenditures with Company management. The members of the Investment Committee are Messrs. Romano (Chairman) and Keel. The Investment Committee did not hold any formal meetings during 2015 although the members of the Investment Committee met frequently on an informal basis.

Code of Ethics

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.contango.com under “Corporate Governance.” Any amendment to the code of ethics will be posted promptly on our website.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman and CEO were separated at the closing of the Merger. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Keel to focus on his role as CEO of the Company, while enabling Mr. Romano, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and

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Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management. Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively. The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company. Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Contango Oil & Gas Company, 717 Texas Avenue, Suite 2900, Houston, Texas 77002. Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

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EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of March 29, 2016, of each of our executive officers.

Name	Age	Position
Allan D. Keel	56	President, Chief Executive Officer and Director
E. Joseph Grady	63	Senior Vice President and Chief Financial Officer
A. Carl Isaac	52	Senior Vice President—Operations
Jay S. Mengle	62	Senior Vice President—Engineering
Thomas H. Atkins	57	Senior Vice President—Exploration
John A. Thomas	47	Vice President, General Counsel and Corporate Secretary

Allan D. Keel’s biographical information may be found on page 31 of this proxy statement.

E. Joseph Grady Mr. Grady was appointed Senior Vice President and Chief Financial Officer on October 1, 2013 following the closing of the Merger. Mr. Grady had previously served as Senior Vice President and Chief Financial Officer of Crimson from February 2005 until the closing of the Merger. Mr. Grady has over 35 years of financial, operational and administrative experience, including over 25 years in the oil and gas industry. Prior to joining Crimson, Mr. Grady was managing director of Vision Fund Advisors, Inc., a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001, and he held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady is a CPA and received a Bachelor of Science degree in Accounting from Louisiana State University.

A. Carl Isaac Mr. Isaac was appointed Senior Vice President – Operations on October 1, 2013 following the closing of the Merger. Mr. Isaac had previously served as Senior Vice President of Operations of Crimson from May 2010 until the closing of the Merger. Mr. Isaac has more than 20 years of international and domestic experience in the oil and gas industry with previous senior management roles in engineering, operations and risk management. Prior to joining Crimson, from 2007 to 2010, he was Executive Vice President of Beryl Resources, an oil and gas exploration and production company with operations in the Gulf of Mexico. Prior to joining Beryl Resources, Mr. Isaac served as the operating manager of oil and gas exploration and production for Equitable Production from August 1998 to April 2000, and he has previously served in operations management roles at Westport Resources, Kerr McGee and Enduring Resources. Mr. Isaac received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1987 and has served on its Industry Advisory Board since 2005.

Jay S. Mengle Mr. Mengle was appointed Senior Vice President – Engineering on October 1, 2013 following the closing of the Merger. Mr. Mengle had previously served as Senior Vice President – Operations and Engineering of Crimson from April 2005 until May 2010 and Senior Vice President – Engineering from May 2010 until the closing of the Merger. Mr. Mengle joined Crimson after serving as the Shelf Asset Manager – Gulf of Mexico for Kerr-McGee Corporation subsequent to its 2004 merger with Westport Resources Corporation (“Westport”). Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his Bachelor of Science degree in Petroleum Engineering from the University of Texas.

Thomas H. Atkins Mr. Atkins was appointed Senior Vice President – Exploration on October 1, 2013 following the closing of the Merger. Mr. Atkins had previously served as Vice President – Exploration of Crimson from April 2005 until the closing of the Merger. Mr. Atkins served as the General Manager – Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining Crimson. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a Bachelor of Science degree in Geology from the University of Oklahoma.

John A. Thomas Mr. Thomas was appointed Vice President, General Counsel and Corporate Secretary of the Company October 1, 2013 following the closing of the Merger. Mr. Thomas had previously served as General

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Counsel and Corporate Secretary of Crimson from July 2011 until the closing of the Merger. From 2008 until 2011, Mr. Thomas was Counsel with Vinson & Elkins LLP. He was Vice President, General Counsel and Corporate Secretary of Conquest Petroleum Inc. during 2008 and was Corporate Counsel for Apache Corporation from 2006 to 2008. Mr. Thomas began his legal career with Vinson & Elkins LLP from 1999 to 2006. Mr. Thomas received a Juris Doctor degree from Southern Methodist University, a Master of Business Administration degree from the University of Houston and a Bachelor of Science degree in business from Oklahoma State University.

Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table (our principal executive officer, principal financial officer and the three most highly compensated executive officers), whom we refer to in this proxy statement as our “named executive officers.”

Name	Principal Position
Allan D. Keel	Chief Executive Officer and President
E. Joseph Grady	Senior Vice President and Chief Financial Officer
Jay S. Mengle	Senior Vice President—Engineering
A. Carl Isaac	Senior Vice President—Operations
Thomas H. Atkins	Senior Vice President—Exploration

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return. We believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall competitive compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. Specifically, our compensation program is designed to:

•	Attract and retain individuals with superior ability;

•	Align named executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•	Increase the incentive to achieve key strategic and financial corporate performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas.

To achieve these objectives, we focused in 2015 on the following corporate performance objectives:

•	Attaining a forecasted level of production;

•	Attaining a forecasted level of cash flow;

•	Attaining a specific (reduced) level of operating costs;

•	Minimizing negative revisions to on-shore reserve estimates;

•	Minimizing the cost of, and exposure to, liabilities associated with adverse health, safety and environmental activity;

•	Attaining economical finding and development costs; and

•	Attaining a specific (reduced) level of general & administrative costs.

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The Compensation Committee from time to time adjusts and/or replaces objectives and assigns relative weights or rankings to the applicable factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board has final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer also typically play important roles in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance target goals, although the Compensation Committee or the Board, as applicable, has the final decision-making authority over compensation decisions. The Compensation Committee takes into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market based adjustments to our named executive officers’ compensation.

The Compensation Committee also has the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board – Compensation Committee,” to review our compensation policies and programs to determine our competiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees. Our Compensation Committee retained Longnecker, an experienced compensation consulting firm that specializes in the energy industry, during 2013 in connection with setting compensation for our named executive officers and directors following the merger with Crimson. During 2015, the Compensation Committee retained Longnecker on a limited engagement to help assess industry compensation trends, including trends associated with the depressed oil and natural gas price environment. For 2015, the Compensation Committee utilized information from Longnecker, along with the most recent ECI survey data, and determined that no increases in base salaries were warranted. The selected Peer Group included within ECI’s survey data for 2015 included Alta Mesa Holdings, LP, Approach Resources, Inc., Callon Petroleum Company, Carrizo Oil & Gas, Inc., Goodrich Petroleum Company, Midstates Petroleum Company, LLC, Oasis Petroleum Inc., Parallel Petroleum, LLC, Penn Virginia Corporation, PetroQuest Energy, Inc., Sanchez Oil & Gas Corporation, Stone Energy Corporation, and Swift Energy Company.

At our 2015 annual meeting of shareholders, we presented shareholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement relating to that meeting (referred to as a “say-on-pay” proposal). Approximately 97% of the votes cast on the say-on-pay proposal voted in favor of the proposal. We believe this strongly affirms shareholders’ support of our approach to executive compensation. We believe that periodic shareholder advisory votes on executive compensation are appropriate and our Compensation Committee values the feedback provided by our shareholders through such votes, and will take the advisory vote that we conduct at this year’s annual meeting into consideration when making compensation decisions in the future.

Employment Agreements

We entered into employment agreements with our named executive officers in connection with the Merger. We entered into agreements with Messrs. Keel and Grady, each dated April 29, 2013, that became effective with the Merger. On June 6, 2013, we also entered into employment agreements with each of Messrs. Isaac, Mengle and Atkins, which became effective in connection with the Merger. Each employment agreement provides for a term of three years with automatic two-year extensions of the initial term, unless we or the executive provides prior notice of intention not to extend the agreement.

Elements of our Executive Compensation Program

General

The principal components of our executive compensation program include:

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•	base salary;

•	short-term cash incentive compensation;

•	long-term equity-based incentive compensation;

•	severance benefits; and

•	other health and fringe benefits.

Base Salary

We provide base salaries to our executive officers to compensate them for services rendered during the year at levels that we believe are competitive in the oil and gas industry and that are designed to allow us to attract, motivate and retain executive officers. Base salaries are a major component of the total annual cash compensation paid to our executive officers and are reviewed annually by the Compensation Committee. Unless delegated to the Compensation Committee, base salary determinations are made by our Board taking into consideration salary recommendations from the Compensation Committee. The Compensation Committee considers senior management’s recommendations as to appropriate compensation for members of management reporting to them.

All of our executive officers are subject to employment agreements that provide for a fixed base salary. These salaries were determined by the Compensation Committee and Board in 2013 in connection with the Merger after consultation with Longnecker and taking into account many factors, including:

•	the responsibilities of the officer;

•	the scope, level of expertise and experience required for the officer’s position;

•	the strategic impact of the officer’s position;

•	the potential future contribution and demonstrated individual performance of the officer; and

•	salaries paid for comparable positions at similarly-situated companies.

The table below sets forth the annual base salary for each of our named executive officers in their employment agreements as well as the annual base salaries for each of our named executive officers for each of 2014, 2015 and 2016. The base salaries of all of our named executive officers were held constant in 2014 given the mid-year 2013 setting thereof. The base salaries of all of our named executive officers were held constant for each of 2015 and 2016 in recognition of conditions in the oil and gas industry.

Name	Base Salary Effective Following Merger	Base Salary for 2014	Base Salary for 2015 (1)	Base Salary for 2016 (1)
Allan D. Keel	$600,000	$600,000	$600,000	$600,000
E. Joseph Grady	$400,000	$400,000	$400,000	$400,000
Jay S. Mengle	$300,000	$300,000	$300,000	$300,000
A. Carl Isaac	$320,000	$320,000	$320,000	$320,000
Thomas H. Atkins	$310,000	$310,000	$310,000	$310,000

(1)	In recognition of the difficult and uncertain conditions facing the oil and gas industry and our efforts to reduce cash general and administrative costs and to further align the interests of Company directors and employees with the interests of shareholders, effective September 1, 2015, we implemented a retainer fee and salary replacement program (the “replacement program”), which was applicable to our directors and named executive officers, as well as all other non-field employees. Pursuant to this program, each named executive officer’s base salary was reduced by ten percent during the final four months of 2015. The amount of the 2015 base salary reduction for each of our named executive officers was replaced by an early 2016 award of shares of fully vested common stock (with the grant-date value of such shares approximately equal to the amount of the 2015 base salary reduction). The replacement program remains in place as of the date of this filing and is

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impacting the amount of 2016 base salary payments that are actually received by our named executive officers for each pay period.

Annual Cash Incentive Compensation

Our named executive officers are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our Company attaining pre-determined performance measures. The annual incentive plan is governed by the Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”). The Compensation Committee retains the flexibility to make certain adjustments to the final awards for all employees, including our named executive officers, within the overall parameters of the plan, to better recognize the impact of their general contributions to the Company’s success, individual strengths and individual efforts that each individual officer may have exerted on our behalf during the fiscal year. The Compensation Committee does not have the authority to increase the bonus over the calculated amount under the performance based cash incentive plan for such individual performance goals, however, the Compensation Committee or Board has the authority to award additional discretionary amounts in recognition of specific contributions unrelated to the targets set for the performance-based cash incentive awards.

The Compensation Committee annually approves the performance metrics and quantitative goals that make up the cash incentive bonus awards, typically within the first three months of the applicable calendar year. The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers, advice from retained experts, when deemed appropriate, and adjusted, as needed, in order to reflect our current structure and operations. Our minimum award performance goal is typically 85% of the target award performance goal and our maximum award performance goal is typically attained at 120% of the target award performance goal although for 2015 award performance goal range for several metrics were outside of this typical range due to our expected activity level, market conditions and other factors. For 2015, the performance goal categories for our named executive officers consisted of the following metrics and relative weightings:

Performance Metric	Weight of Metric to Total Award
Oil and Gas Production (1)	20%
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (EBITDAX) (2)	15%
Lease Operating Expense (LOE) (3)	15%
Onshore Negative Reserve Revisions (4)	15%
Health, Safety and Environmental Costs (5)	10%
Finding and Development Costs (6)	15%
General & Administrative Costs (7)	10%

(1)	The oil and gas production goal is based on achievement of a targeted production level for the year.

(2)	EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, depletion and amortization, and exploration expenses. It is a non-GAAP measure that we use as an approximation of cash flow from operations before tax. We typically determine EBITDAX by adding interest expense, income tax provision, depreciation, depletion and amortization and exploration expenses to net income. However, our definition of EBITDAX may differ from that of other companies and excludes exploration expenses, exploration dry hole costs and other non-cash charges normally considered expenses by oil and gas companies utilizing successful efforts method of accounting. We believe EBITDAX is a valuable measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business.

(3)	LOE represents the costs of maintaining and operating our oil and gas properties and includes several components such as direct operating costs and repair and maintenance costs. This measures our ability to contain costs relating to operation of our oil and gas properties.

(4)	This measures our ability to accurately estimate our onshore proved reserves.

(5)	This measures our ability to contain costs relating to health, safety and environmental exposures.

(6)	This measures the costs to drill and complete wells per equivalent unit of proved reserves added ($/Mcfe) during the fiscal year.

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(7)	This measures our ability to contain general and administrative costs.

Amounts potentially earned under the performance-based cash incentive awards are set at certain percentages of the participant’s base salary. The employment agreements with our named executive officers provide that they are eligible to participate in our annual cash incentive bonus plan. The employment agreements provide for minimum, target and maximum award levels for each calendar year that are based on a percentage of the executive’s base salary. The bonus target levels, as a percentage of base salary, that each named executive officer is eligible to receive as an incentive bonus under their employment agreements are as follows:

Name	Minimum	Target	Maximum
Allan D. Keel	50%	100%	150%
E. Joseph Grady	50%	90%	130%
Jay S. Mengle	50%	80%	120%
A. Carl Isaac	50%	80%	120%
Thomas H. Atkins	50%	80%	120%

The base salary percentages in the table above are applicable to the qualitative performance metrics that are described above for the 2015 year. However, when establishing the cash incentive bonus awards for our named executive officers for 2015, our Compensation Committee increased the amount of the potential maximum award for each named executive officer from the percentage set forth in such executive’s employment agreement to 200% of the target award level to be competitive with industry peers. When meeting in early 2015 to establish the cash incentive bonus awards for our named executive officers for 2015, our Compensation Committee determined that 40% of the bonus calculated using the performance-based criteria described above would be paid and that the incremental portion of these awards, if any, up to the maximum award level, may be awarded by the Compensation Committee on a discretionary basis based on the committee’s evaluation of each officer’s performance and contribution to accomplishment of strategic initiatives.

Should our financial and operating results meet or exceed either the pre-determined “minimum,” “target” and “maximum” values assigned a particular performance category (with linear interpolations between each level), then each named executive officer is generally paid a corresponding percentage of his annual salary amount for that metric. As noted above, the Compensation Committee retains the right to make what it determines to be appropriate adjustments to actual performance results for the year, to the extent it believes that adjustments are warranted. For example, in determining the actual level of EBITDAX for a particular year, it may exclude the effects of certain non-cash income/expense items such as the mark to market benefit/charge to our results of operations required by FASB ASC Topic 815, “Derivatives and Hedging,” non-cash charges to our results of operations related to FASB ASC Topic 718 for stock options or the variance in EBITDAX caused by the variance between actual NYMEX benchmark oil and gas prices and the forecasted NYMEX benchmark prices incorporated into the performance goals (since NYMEX prices are largely not within management’s control).

We satisfied each of the company performance metrics for the 2015 year as follows:

Performance Metric	Percentage of Target Goal Achieved for Metric	Approximate Percentage of Total Award Earned
Oil and Gas Production	93%	0%
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses	99%	30%
Lease Operating Expense	91%	21%
Onshore Negative Reserve Revisions	0%	0%
Health, Safety and Environmental Costs	80%	17%
Finding and Development Costs	40%	0%
General and Administrative Expense	121%	32%
Total		100%

As noted above, our Compensation Committee was conscious of the need to reduce cash costs in a depressed oil and gas market and determined in early 2015 that only 40% of the bonus calculated using the performance-based criteria described above would be paid pursuant to the original design of the incentive program, with the incremental

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portion of these awards, if any, up to the maximum award level, possibly awarded by the Compensation Committee on a discretionary basis. No such discretionary cash bonus awards were made for 2015. The awards to each named executive officer with respect to the 2015 year are reflected below in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The awards are expected to be paid in April, 2016.

Long Term Equity Incentive Compensation

In addition to the annual cash incentive awards described above, our 2009 Plan also allows us to grant equity-based incentive awards to our named executive officers and other eligible employees. We have adopted a long-term equity award program under the 2009 Plan (the “LTIP”) pursuant to which each of our employees, including our named executive officers, is eligible to participate. The annual equity awards contemplated by the LTIP will provide the named executive officers with a longer-term stake in our Company. The equity awards granted under the LTIP are intended to act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases. The Compensation Committee also has the authority to award additional discretionary equity awards under the 2009 Plan. Due to the difficult and uncertain conditions facing the oil and gas industry, when establishing the long-term incentive compensation award parameters for our named executive officers for 2015, our Compensation Committee determined that the amount and type of awards granted would be discretionary.

Historically, the Compensation Committee has annually approved performance metrics and quantitative goals that must be met in order for our named executive officers to receive an equity award, and we have also set a minimum, target, and maximum goal for each of the named executive officers to determine the amount of the award that may be granted. The performance goal categories for performance-based equity compensation awards for our named executive officers are typically the same as or very similar to those set forth above for performance-based cash incentive compensation awards. With respect to the 2014 year, our Compensation Committee designed the equity award program using the same performance measures as we had set for the annual cash incentive compensation plan for that year. The Compensation Committee met at the beginning of 2015 and reviewed the level of performance that was attained for each metric and determined what percentage of the executive’s potential award was earned for the 2014 year. Our 2014 performance resulted in our named executive officers receiving approximately 70% of the aggregate target amount of equity awards for the year. The earned awards were granted in the form of restricted stock awards early in 2015, although they were granted with respect to 2014 services.

As noted above, for 2015 our Compensation Committee determined that all equity compensation awards would be discretionary. As in 2014, the Compensation Committee determined that the named executive officers would receive equity awards comprised entirely of restricted stock awards with respect to 2015 services. In determining the amount of the restricted stock awards for 2015, the Compensation Committee utilized the results from the performance metrics for determining cash incentive bonus awards for 2015 and made discretionary adjustments thereto based on performance and contribution. These equity awards, however, are not reflected in the compensation tables below. Under the SEC disclosure rules, equity awards are reported in the year of grant. The Compensation Committee could not review our 2015 performance and determine the appropriate level of awards earned until after the end of the 2015 year. The equity awards for 2015 are expected to be granted in April 2016 and will be reflected in the compensation tables in our proxy statement for the 2016 year. All equity compensation awards that are reflected within the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2015 year reflect the awards described above that we granted to our named executive officers early in 2015 with respect to their 2014 services.

Severance Benefits

Each of the employment agreements with our named executive officers provide for severance payments upon a termination for any reason other than cause, including termination pursuant to a change of control. These agreements also provide for the accelerated vesting of certain equity awards in the event of a change of control. We believe that the executive officers should be provided an incentive to consummate a change of control that would generate attractive returns for our stockholders. Without such an incentive, the executive officers may not diligently pursue such opportunities. In addition, severance provisions were included as a means of attracting and retaining executives and to provide replacement income if their employment is terminated under certain circumstances. Each employment agreement contains similar but not identical provisions regarding severance payments and relevant

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provisions of those agreements are provided in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We pay membership dues for private clubs for two of our named executive officers as these memberships are intended to be used in part for business entertainment purposes.

Other Matters

Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our chief executive officer and our three most highly compensated executive officers other than the chief executive officer and the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

Risk Considerations in our Overall Compensation Program

When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term goals, performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Contango Oil & Gas Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

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THE COMPENSATION COMMITTEE

B. James Ford (Chairman)
B.A. Berilgen
Charles M. Reimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2015 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers serve as a member of the Company’s Board or Compensation Committee.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for certain historical periods. Amounts reflected in the column labeled “2013 TP” reflect the amounts applicable to the transition period following the Merger from July 1, 2013 to December 31, 2013. Each of our named executive officers commenced employment with Contango on October 1, 2013.

						Non-Equity
				Stock		Incentive Plan	All Other
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Awards ($)(4)	Option Awards ($)	Compensation ($)(5)	Compensation ($)(6)	Total ($)
Allan D. Keel	2015	580,000	—	975,336	—	108,000	51,014	1,715,151
Chief Executive Officer	2014	600,000	—	—	—	426,800	50,494	1,077,294
and President	2013 TP	150,000	418,978	4,000,002	—	—	9,735	4,578,715

E. Joseph Grady	2015	386,667	—	480,212	—	65,800	53,220	985,899
Senior Vice President	2014	400,000	—	—	—	259,600	54,139	713,739
and Chief Financial
Officer	2013 TP	100,000	228,932	1,800,040	—	—	15,683	2,144,655

A. Carl Isaac	2015	309,334	—	381,715	—	48,400	41,633	781,082
Senior Vice President –	2014	320,000	—	—	—	188,300	43,952	552,252
Operations	2013 TP	80,000	179,817	1,200,026	—	—	11,360	1,471,203

Jay S. Mengle	2015	290,000	—	357,847	—	45,400	34,328	727,574
Senior Vice President –	2014	300,000	—	—	—	176,500	35,747	512,247
Engineering	2013 TP	75,000	130,432	1,200,026	—	—	9,523	1,414,981

Thomas H. Atkins	2015	299,667	—	369,781	—	46,900	43,630	759,977
Senior Vice President –	2014	310,000	—	—	—	182,400	51,734	544,134
Exploration	2013 TP	77,500	123,132	1,200,026	—	—	12,818	1,413,476

(1)	In connection with the completion on October 1, 2013 of the Merger, we changed our fiscal year end from June 30 to December 31, commencing with the twelve-month period beginning on January 1, 2014. The transition period (the “Transition Period”) between fiscal years was from July 1, 2013 to December 31, 2013. The years “2014” and “2015” each refer to the fiscal and calendar years spanning January 1 to December 31 of each applicable year.

(2)	For 2015, the amounts included in this column reflect application of the replacement program.

(3)	For the 2013 TP, the amounts included in this column represent the bonuses awarded to our named executive officers for the Transition Period; these bonuses were discretionary and were paid in early 2014. For 2015, the amounts included in this column represent discretionary cash bonuses awarded to our named executive officers for 2015; these bonuses are expected to be paid in April of 2016.

(4)	The equity awards that we granted to our named executive officers with respect to 2014 services were not granted until the 2015 year, thus they are reflected in this table as 2015 awards. The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the LTIP during fiscal 2015, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The equity awards that we granted to our named executive officers with respect to 2015 services were not granted until the 2016 year, thus they are not reflected in this table. The equity awards granted to our named executive officers in early 2016 pursuant to the replacement program are also not reflected in this table. All equity awards granted in 2016 will be reported in the Summary Compensation Table for 2016.

(5)	For 2014, the amounts included in this column represent the performance-based cash incentive bonuses awarded to our named executive officers for 2014; these bonuses were paid in March of 2015. For 2015, the amounts included in this column represent the performance-based cash incentive bonuses awarded to our named executive officers for 2015; these bonuses are expected to be paid in April of 2016.

(6)	For 2015, the amounts included in this column are attributable as follows:

	Matching 401(k) Contributions ($)	Insurance Premiums* ($)	ORRI Payments** ($)	Club Dues*** ($)	Total ($)
Allan D. Keel	15,900	17,813	—	17,302	51,014
E. Joseph Grady	15,900	33,515	—	3,805	53,220

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	Matching 401(k) Contributions ($)	Insurance Premiums* ($)	ORRI Payments** ($)	Club Dues*** ($)	Total ($)
A. Carl Isaac	15,900	25,733	—	—	41,633
Jay S. Mengle	15,900	18,428	—	—	34,328
Thomas H. Atkins	15,900	25,271	2,458	—	43,630

___________________________________

*      Represents premium payments made on behalf of the executive officers for medical, dental, vision, life insurance and accidental death and dismemberment coverage.

**    Mr. Atkins receives royalty payments attributable to overriding royalty interests granted to him pursuant to an Overriding Royalty Interest Plan that was previously maintained by Crimson and terminated in 2010. Mr. Atkins also received royalty payments from third-party operators attributable to overriding royalty interests granted to him pursuant to the Crimson Overriding Royalty Interest Plan; such amounts are not reflected above.

*** Represents payments made on behalf of the executive officers for membership dues at private clubs.

Grants of Plan-Based Awards during the Year Ending December 31, 2015

		Estimated Possible Payouts Under			All Other	Grant Date
		Non-Equity Incentive Plan Awards(1)			Stock	Fair Value of
					Awards:	Stock and
					Number of	Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares (#)	Awards ($)
Allan D. Keel	3/13/15	120,000	240,000	480,000	43,233	975,336
E. Joseph Grady	3/13/15	80,000	144,000	288,000	21,286	480,212
A. Carl Isaac	3/13/15	64,000	102,400	204,800	16,920	381,715
Jay S. Mengle	3/13/15	60,000	96,000	192,000	15,862	357,847
Thomas H. Atkins	3/13/15	62,000	99,200	198,400	16,391	369,781

(1)	As noted above, our Compensation Committee was conscious of the need to reduce cash costs in a depressed oil and gas market and determined in early 2015 that only 40% of the bonus calculated using the applicable performance-based criteria would be paid. The amounts included in these columns represent 40% of the minimum, target and maximum award levels for each of our named executive officers under our cash incentive compensation plan. The remaining 60% of the calculated bonus award for each named executive officer was available for award by the Compensation Committee on a discretionary basis although no such discretionary awards were made.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Our performance during 2014 in relation to the performance goals under the LTIP resulted in our named executive officers receiving equity award grants. These equity awards, however, were awarded in early 2015 and are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table above as 2015 awards.

As noted above in the “Long Term Equity Incentive Compensation” Section, the long-term incentive compensation awards to our named executive officers for 2015 were discretionary. These equity awards, however, were awarded in early 2016 and are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table for the 2015 year.

The table below reflects the ratio of base salary and discretionary cash bonuses to total compensation for each of our named executive officers:

Base Salary and Discretionary
Bonus as a Percent of Total
Named Executive Officer	Compensation
Allan D. Keel	34%
E. Joseph Grady	39%
A. Carl Isaac	40%
Jay S. Mengle	40%
Thomas H. Atkins	39%

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Outstanding Equity Awards at 2015 Year-End

The table below reflects the unexercised and unvested equity compensation awards that each of our named executives held as of December 31, 2015.

	Option Awards				Stock Awards
						Market
	Number of	Number of				Value of
	Securities	Securities				Shares or
	Underlying	Underlying			Number of Shares	Units of
	Unexercised	Unexercised		Option	or Units of Stock	Stock That
	Options (#)	Options (#)	Option Exercise	Expiration	That Have Not	Have Not
Name	Exercisable	Unexercisable (1)	Price ($)	Date	Vested (#)(1)	Vested ($)(2)
Allan D. Keel	41,439	0	60.33	2/17/21	23,365 (3)	149,770
	14,504	0	60.33	6/16/21	43,233 (4)	277,124
E. Joseph Grady	18,647	0	60.33	2/17/21	10,515 (3)	67,401
					21,286 (4)	136,443
A. Carl Isaac	8,288	0	39.94	5/9/20	7,010 (3)	44,934
	6,216	0	41.63	8/15/21	16,920 (4)	108,457
Jay S. Mengle	3,729	0	60.33	2/17/21	7,010 (3)	44,934
					15,862 (4)	101,675
Thomas H. Atkins	3,174	0	60.33	2/17/21	7,010 (3)	44,934
					16,391 (4)	105,066

(1)	Upon a change in control, all unvested equity awards held by our named executive officers will become vested and, in the case of options, exercisable. See “Potential Payments upon Termination or Change of Control—Severance Payments.”

(2)	The market value of the unvested restricted stock was determined using the closing price of our Common Stock on December 31, 2015 of $6.41 per share.

(3)	The restricted stock awards reflected vest in four equal annual increments over a three year period commencing on the date of grant (November 12, 2013), according to the following schedule: 25% (date of grant), 25% (year 1), 25% (year 2), and 25% (year 3).

(4)	The restricted stock awards reflected vest in four equal annual increments over a three year period commencing on the first anniversary of the date of grant (March 13, 2015), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted stock awards during 2015 on an aggregated basis with respect to each of our named executive officers. During 2015, none of our named executive officers exercised any stock option awards.

Option Exercises and Stock Vested During 2015
	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)
Allan D. Keel	23,364	176,865	(1)
E. Joseph Grady	10,514	79,591	(1)
A. Carl Isaac	7,009	53,058	(1)
Jay S. Mengle	7,009	53,058	(1)
Thomas H. Atkins	7,009	53,058	(1)

(1)	The restricted stock reflected was issued on November 12, 2013 and vested on November 12, 2015. The value was determined using the closing price of our Common Stock of $7.57/share on the vesting date. Each of Messrs. Keel, Grady, Isaac, Mengle and Atkins elected to satisfy all or some portion of their individual federal tax withholding obligations with vested shares based on the $7.57/share price. Accordingly, 6,390; 2,875; 1,916; 1,916; and 1,916 shares, respectively, were withheld from the amounts reflected in the table above.

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Potential Payments Upon Termination or Change in Control

The employment agreements with Messrs. Keel, Grady, Isaac, Mengle and Atkins provide for potential payments to the executives upon certain terminations of employment and a change in control.

Each employment agreement provides for payments in the event we terminate the executive’s employment “without cause” or if the executive resigns for “good reason,” each as defined below. Except as otherwise described in the following paragraph, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive will receive (A) a cash amount equal to a specific multiplier times the sum of the then current calendar year’s base salary and the prior year’s bonus under the cash plan, the multiplier being 2.99 for Messrs. Keel and Grady, and 2.0 for Messrs. Isaac, Mengle and Atkins, (B) reimbursement of COBRA health insurance premiums for up to 36 months from the termination date for Messrs. Keel and Grady, and for up to 24 months for Messrs. Isaac, Mengle and Atkins, (C) accelerated vesting of all stock, stock option and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code and (D) a pro-rated bonus under the cash plan for the year of termination, based on the attainment of the applicable corporate performance goals. For purposes of calculating the severance amount due in (A), if no bonus was paid in the prior year under the cash plan, severance would instead be calculated using the greater of the target bonus under the cash plan for the year of termination or the amount of any discretionary bonuses that were paid to the executive in the twelve month period prior to his termination.

For Messrs. Isaac, Mengle and Atkins, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, in either case, within 12 months after a change in our ownership or control, the executive will receive (A) a cash amount equal to 2.5 times the sum of the then current calendar year’s base salary and the prior year’s bonus under the cash plan, (B) reimbursement of COBRA health insurance premiums for up to 30 months from the termination date, (C) accelerated vesting of all stock, stock option and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code and (D) a pro-rated bonus under the cash plan for the year of termination, based on the attainment of the applicable corporate performance goals. If no bonus was paid under the prior year’s cash plan, the bonus component of the cash severance amount due in (A) will be calculated as described in the last sentence of the preceding paragraph.

If the executive’s employment is terminated by us without cause or the executive resigns for good reason within 12 months after our change in ownership or control, payment of the entire cash severance amount will be made in a lump sum at termination. Otherwise, upon termination by us without cause or by the executive for good reason, the executive will receive half of the cash severance amount in a lump sum at termination and half the number of months of health insurance reimbursement. The remainder of the cash severance payment and the second half of health insurance reimbursement will be paid if and when the executive notifies us, prior to the conclusion of 50% of the term of the executive’s non-competition and non-solicitation obligations, that the executive agrees to comply with the non-competition and non-solicitation obligations for the remainder of the term.

If the executive’s employment is terminated due to non-renewal of the employment agreement by the executive or us, then no severance is due to the executive under the employment agreement. However, if the employment agreement is not renewed by us and a new employment agreement is not entered into with the executive within ten days following the expiration of the employment agreement, the executive will become 100% vested in all stock, stock option and other equity awards then held by the executive to the extent that such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code.

In the event of the executive’s death or disability, as defined below, the executive officer will be entitled to: (A) pro rata base salary and pro rata target annual cash incentive bonus through the date of termination for the year in which termination occurs, plus a lump sum amount equal to the greater of: (1) the remainder of the base salary that would have been earned by the executive officer under the executive’s employment agreement between the date of his death or permanent disability and the expiration of the then current term of the employment agreement, or (2) 12 months of base salary plus the executive’s target annual cash incentive bonus for the year of termination; and (B) full acceleration of vesting for all stock, stock option and other equity awards.

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The employment agreements contain confidentiality, non-competition and non-solicitation covenants. In order to receive any severance payments, the executive is required to execute a general release of claims against us.

The employment agreements provide that no gross-up payment for any excise taxes under Section 4999 of the Code will be made for any transaction subsequent to the Merger. In the event of a future change of control transaction, none of the executives are entitled to gross-up payments for any excise taxes under Section 4999 of the Code. In that event, if payments to any of the executives would otherwise constitute a parachute payment under Section 280G of the Code, then the payments will be limited to the dollar amount that can be paid to the executive without triggering an excise tax under Section 4999 of the Code, unless the net after-tax amount payable to the executive, after taking into account any excise tax incurred under Section 4999, would be greater without a limitation on the payments.

For purposes of the employment agreements, the term “cause,” “disability,” and “good reason” are generally defined as follows:

•	“Cause” shall include (A) continued failure by the executive to substantially perform his duties and responsibilities (other than a failure resulting from disability) that is materially injurious to us and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) reliable, written third-party documentary evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to us or our affiliates; (C) except as provided by (D), the indictment of the executive with a crime involving moral turpitude or a felony; (D) the executive’s indictment for an act of criminal fraud, misappropriation or personal dishonesty; or (E) a material breach by the executive of any provision of his employment agreement that is materially injurious to the us and that remains uncorrected for 10 days following written notice of such breach by us.

•	“Disability” shall mean either (A) the executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees. The executive will also be deemed permanently disabled if determined to be totally disabled by the Social Security Administration.

•	“Good Reason” shall mean one or more of the following conditions arising not more than six months before the executive’s termination date without the executive’s consent: (A) our material breach of the executive’s employment agreement; (B) assignment to the executive by the Board or a duly authorized committee of any duties that materially and adversely alter the nature or status of the executive’s position, job descriptions, duties, title or responsibilities; (C) our requirement that the executive relocate anywhere other than the greater Houston, Texas metropolitan area; (D) a material reduction in the executive’s base salary; or (E) the executive’s exclusion from eligibility for our active bonus or benefits plans, or a material reduction in the executive’s award levels under those plans.

The restricted stock award agreements for the outstanding restricted stock awards held by each of our named executive officers also provide for the acceleration of vesting of such outstanding restricted stock awards upon a change in control. Under these agreements a “change in control” is deemed to have occurred if: (A) any person becomes the beneficial owner of more than 25% of the voting power of our outstanding securities unless it is in connection with a transaction in which we become a subsidiary of another corporation in which our stockholders own more than 50% following such transaction; (B) the consummation of a merger or consolidation with another company where our stockholders prior to the transaction will not hold 50% or more of all votes to which stockholders of the surviving corporation would be entitled, a sale or other disposition of all or substantially all of our assets, or liquidation or dissolution of the company; or (C) the majority of the members of our board of directors shall have been members for less than two years unless the election of such new members was approved by two-thirds of the directors then still in office who were directors at the beginning of such period.

The table below quantifies our best estimates as to the amounts that the applicable named executive officers could have received in connection with a termination of their employment or our change in control on December 31,

25

2015. We have also assumed that all vacation and expenses were paid currently as of December 31, 2015. All amounts shown below should be considered estimates, as the actual amount of any benefit or payment could not be determined with any accuracy until the actual event occurred.

			Termination
			without
			Cause or for
			Good
		Termination	Reason in
		without	Connection
	Death or	Cause or for	with a
	Disability	Good	Change in	Change in
Name	($)(1)	Reason ($)	Control ($)	Control ($)
Allan D. Keel
Salary	600,000	1,794,000	1,794,000	—
Bonus (2)	600,000	325,312	325,312	—
Vesting of Equity (3)	426,893	426,893	426,893	426,893
Continued Benefits	44,233	44,233	44,233	—
Total	1,671,126	2,590,438	2,590,438	426,893

E. Joseph Grady
Salary	400,000	1,196,000	1,196,000	—
Bonus (2)	360,000	196,742	196,742	—
Vesting of Equity (3)	203,844	203,844	203,844	203,844
Continued Benefits	76,035	76,035	76,035	—
Total	1,039,879	1,672,621	1,672,621	203,844

Jay S. Mengle
Salary	300,000	600,000	750,000	—
Bonus (2)	240,000	90,800	113,500	—
Vesting of Equity (3)	146,610	146,610	146,610	146,610
Continued Benefits	34,534	34,534	43,167	—
Total	721,143	871,943	1,053,279	146,610

A. Carl Isaac
Salary	320,000	640,000	800,000	—
Bonus (2)	256,000	96,800	121,000	—
Vesting of Equity (3)	153,391	153,391	153,391	153,391
Continued Benefits	50,690	50,690	63,362	—
Total	780,081	940,881	1,137,756	153,391

Thomas H. Atkins
Salary	310,000	620,000	775,000	—
Bonus (2)	248,000	93,800	117,250	—
Vesting of Equity (3)	150,000	150,000	150,000	150,000
Continued Benefits	50,690	50,690	63,362	—
Total	758,690	914,490	1,105,615	150,000

(1)	Amounts reflected here for salary assume that the executive officers would receive the greatest continuation payments by receiving 12 months of base salary plus the executive’s target annual cash incentive bonus for the year of termination.

(2)	Except as noted in footnote (1) above, the estimated payments set forth herein utilize the bonus each named executive officer received for 2015 under our cash incentive plan. Payment of these bonuses is expected to occur in April of 2016.

(3)	The market value of the unvested restricted stock was determined using the closing price of our Common Stock on December 31, 2015 of $6.41 per share.

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DIRECTOR COMPENSATION

Director Compensation for 2015

	Fees Paid in	Stock Awards
Name	Cash ($) (1)	($)(2)	Total ($)
Joseph J. Romano	79,333	109,995	187,658
Allan D. Keel (3)	—	—	—
Charles M. Reimer	54,333	109,995	162,658
Steven L. Schoonover	54,333	109,995	162,658
B. A. Berilgen	66,517	109,995	174,528
B. James Ford (4)	61,000	109,995	168,992
Lon McCain	70,833	109,995	178,659

(1)	Reflects amounts otherwise payable under our compensation plan for non-employee directors, as adjusted pursuant to our replacement program. In recognition of the difficult and uncertain conditions facing the oil and gas industry, effective July 1, 2015, Mr. Romano voluntarily elected to forego the retainer fee associated with service as chairman of the Company’s board of directors; this election remains in effect as of the date of this filing.

(2)	Represents the aggregate fair value of restricted Common Stock on the respective award grant dates as computed in accordance with FASB ASC Topic 718 pursuant to amendments to Item 402 of Regulation S-K. See note 8 to our consolidated financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The restricted stock awards were awarded on May 20, 2015 pursuant to the Company’s director compensation plan and vest on the first anniversary of the date of grant. The equity awards granted to our directors in early 2016 pursuant to the replacement program are not reflected in this table. These equity awards will be reported in the Director Compensation Table for 2016. The following table sets forth the number of outstanding equity awards of each of our directors as of December 31, 2015.

Outstanding Shares of Stock That Have
Director	Not Vested as of December 31, 2015
Joseph J. Romano	4,534
Charles M. Reimer	4,534
Steven L. Schoonover	4,534
B. A. Berilgen	4,534
B. James Ford	—
Lon McCain	4,534

(3)	Mr. Keel is not provided additional compensation for his services as a director. His compensation for employee services is fully described above within the Summary Compensation Table.

(4)	Due to policies of Oaktree Capital Management, Mr. Ford’s director compensation was issued to an affiliate of Oaktree Capital Management.

Retainer/Fees and Equity Compensation

Our current compensation plan for non-employee directors (the “Plan”) became effective on October 1, 2013. Pursuant to the Plan, each non-employee directors is entitled annually to a $50,000 cash retainer and $110,000 in restricted stock, subject to a one-year vesting. The number of shares to be awarded is determined based on the fair market value of our Common Stock as of the close of trading on the date of grant and directors are required to maintain ownership of at least fifty percent of the equity awarded to them within the last three calendar years. The amounts of the retainer and restricted stock awards are adjusted for partial periods of service. Additional annual cash retainer fees are paid to the chairman of our Board ($50,000), the chairman of the Audit Committee ($15,000), the chairman of the Compensation Committee ($10,000) and the chairman of the Nominating Committee ($9,500). Meeting attendance fees of $1,000 are paid for each board and committee meeting attended in person. The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

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The replacement program resulted in each director’s base retainer fees being reduced by ten percent during the final four months of 2015. The amount of the 2015 retainer fee reduction for each of our directors was replaced by an early 2016 award of shares of fully vested common stock (with the grant-date value of such shares approximately equal to the amount of the 2015 retainer fee reduction).

Mr. Ford, as an employee of or advisor to Oaktree Capital Management, has elected that his compensation be issued to an affiliate of Oaktree Capital Management.

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our code of ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

Transactions

Olympic Energy Partners. In December 2012, Mr. Joseph J. Romano was elected President and Chief Executive Officer of the Company and served in such capacity until October 1, 2013. The Company’s founder, Chairman and Chief Executive Officer, Mr. Kenneth R. Peak, passed away on April 19, 2013 and Mr. Romano was named Chairman of the Company. The Merger resulted in Mr. Romano earning a $4,000,000 bonus due to the satisfaction of a performance goal, which was paid on or about June 30, 2014. Mr. Romano also served as co-executor of Mr. Peak’s estate during a portion of 2013. Mr. Romano is also the President and Chief Executive Officer of Olympic Energy Partners LLC (“Olympic”).

Olympic has historically participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify its working interest (“WI”), net revenue interest (“NRI”). Olympic last participated with the Company in the drilling of wells in March 2010, and its ownership in Company-operated wells is limited to our Dutch and Mary Rose wells.

As of December 31, 2015, Olympic owned the following interests in the Company’s offshore wells.

	WI	NRI
Dutch #1 - #5	3.53%	2.84%
Mary Rose #1	3.61%	2.70%
Mary Rose #2 - #3	3.61%	2.58%
Mary Rose #4	2.34%	1.70%
Mary Rose #5	2.56%	1.87%

Below is a summary of payments received from (paid to) Olympic in the ordinary course of business in our capacity of operator of the wells and platforms for 2015. The Company made and received similar types of payments with other well owners (in thousands):

2015
Revenue payments as well owner	$(4,115)
Joint interest billing receipts	$531

As of December 31, 2015, the Company’s consolidated balance sheets reflected the following balances:

December 31, 2015
Accounts receivable:
Joint interest billing	$26
Amounts Payable:
Royalties and revenue payable	$(451)

29

Oaktree Capital Management, L.P. Through various funds, Oaktree Capital Management owns approximately 6.6% of the Company’s Common Stock. On October 1, 2013 following the closing of the Merger, Mr. James Ford, then a Managing Director and Portfolio Manager with Oaktree Capital Management, was elected to the Company’s Board.

All cash and equity awards payable to Mr. Ford as part of his director compensation since the merger have been instead granted to an affiliate of Oaktree Capital Management. During 2015, an affiliate of Oaktree Capital Management earned $61,000 cash and 4,847 shares of Common Stock as a result of Mr. Ford’s board participation.

30

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors. Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of Messrs. Romano, Keel, Berilgen, Ford, McCain and Reimer for re-election as directors to serve until the 2017 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. Mr. Schoonover was not nominated for re-election by our Board and there are no plans as of the date of this filing to replace him on the Board. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director. Each nominee is currently a director and was previously elected to our Board by our stockholders in 2015. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of March 29, 2016, of our current directors. Each of Messrs. Romano, Keel, Berilgen, Ford, McCain and Reimer is a director nominee for re-election at the Annual Meeting.

Name	Age	Position	Year First Elected Director
Joseph J. Romano	63	Chairman	2012
Allan D. Keel	56	President, Chief Executive Officer and Director	2013
B.A. Berilgen	67	Director	2007
B. James Ford	47	Director	2013
Lon McCain	68	Director	2013
Charles M. Reimer	71	Director	2005

Joseph J. Romano Mr. Romano became a Director in November 2012, after the Company’s founder, Mr. Kenneth R. Peak, received a medical leave of absence. Upon Mr. Peak’s passing in April 2013, Mr. Romano was elected Chairman. Mr. Romano also served as the Company’s President and Chief Executive Officer from November 2012 until October 1, 2013. Mr. Romano has worked in the energy industry since 1977, and assisted Mr. Peak in founding the Company in 1999. Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Company until its sale in 2005. He currently also serves in various capacities in Zilkha-affiliated companies. He has been President and Chief Executive Officer of Olympic Energy Partners since 2005 (which owns working interests in Contango’s Dutch and Mary Rose fields), President and Chief Executive Officer of ZZ Biotech since 2006, and Vice President and Director of Laetitia Vineyards and Winery since 2000. Mr. Romano also served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He earned his BA in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois. Mr. Romano brings to the Board his extensive historical knowledge about the Company, as well as his broad oil and gas management experience and corporate governance expertise.

Allan D. Keel Mr. Keel was appointed Chief Executive Officer and President and elected to the Board on October 1, 2013 following the Merger. Mr. Keel previously served as Chief Executive Officer and President, as well as a Director of Crimson from 2005 until the closing of the Merger. Prior to forming Crimson, Mr. Keel was Vice President/General Manager of Westport Resources and its predecessor in 2004 and from 1996 until mid 2000. Mr. Keel also served as President for Woodside Energy USA during 2003 and President/Chief Operating Officer for

Mariner Energy from 2001-2002. Before joining Westport Oil and Gas in 1996, Mr. Keel was employed by Energen Resources from 1984-1996 where he held several positions, the last of which was Vice President of Exploration and Business Development. Mr. Keel holds Bachelor of Science and Master of Science degrees in Geology from the University of Alabama and an MBA from the Owen School of Management at Vanderbilt University. As our Chief Executive Officer and President, Mr. Keel gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills, executive management experience and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.

B.A. Berilgen Mr. Berilgen was appointed a director of the Company in July 2007. Mr. Berilgen has served in a variety of senior positions during his 40 year career. Most recently, he was Managing Director, Head of Upstream Business, at Castleton Commodities International, LLC from February 2013 to February 2015. Prior to that he served as Chief Executive Officer of Patara Oil & Gas LLC from April 2008 to February 2013. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then served as an independent consultant to various oil and gas companies from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972. Mr. Berilgen’s skills in business and financial matters, as well as his breadth of oil and gas technical expertise and experience, make him a valuable addition to the Board.

B. James Ford Mr. Ford was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. Ford was previously a member of Crimson’s Board of Directors from February 2005 until the closing of the Merger. Mr. Ford has been a Senior Advisor of Oaktree Capital Management (Oaktree) since 2016. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996, and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. Mr. Ford has worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of Exco Resources and Townsquare Media, as well as numerous private companies. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Board of the Children’s Bureau and the Advisory Council of the Stanford Graduate School of Business. Through his role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford brings to our Board investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.

Lon McCain. Mr. McCain was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. McCain was previously a member of Crimson’s Board of Directors from June 2005 until the closing of the Merger. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc., an independent oil and gas exploration and production company. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of the Company’s business environment, which he has gained through his long career in the oil and gas industry. Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.

Charles M. Reimer Mr. Reimer was elected a director of the Company in November 2005. Mr. Reimer retired in April, 2014 from Freeport LNG Development, L.P. where he served as its President and Chief Operating Officer from its founding in early 2003. He currently serves as an Executive Advisor to the CEO of Freeport LNG Development, L.P. and is a member of its Board of Directors. Mr. Reimer has over 45 years of experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the Virginia Indonesia Company senior executive responsible for the joint venture that operated oil and gas production in Indonesia, and provided LNG technical support to the P.T. Badak LNG plant in Bontang, Indonesia. Additionally, during these years he served, along with Indonesia’s Pertamina executives, on the board of directors of P.T. Badak. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. After leaving Exxon, Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P., Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc. Mr. Reimer brings to the Board extensive expertise in the exploration and production of oil and gas and significant executive management experience.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors and executive officers. In addition, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Grant Thornton will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by Grant Thornton LLP for the fiscal years ended December 31, 2014 and December 31, 2015.

	Year Ended December 31
	2015	2014
Audit Fees (1)	539,259	$511,474
Audit-Related Fees	—	—
Tax Fees (2)	—	70,780
All Other Fees (3)	—	—
Total	539,259	$582,254

(1)	Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements the fiscal years ended December 31, 2014 and December 31, 2015.

(2)	Tax fees for the years ended December 31, 2014 and December 31, 2015, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales and technical advice from tax authorities.

(3)	There are no other fees for services rendered to us by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended December 31, 2014 or December 31, 2015.

The Audit Committee pre-approved all of Grant Thornton’s fees for the 2014 and 2015 fiscal years through a formal engagement letter. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in this Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;

•	reflect long-term corporate and individual performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

•	be externally competitive and internally equitable;

•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

•	reinforce the values we express in our code of ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and restricted stock awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402

OF REGULATION S-K, INCLUDING THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE
ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE ABOVE.

PROPOSAL 4: ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, on whether future advisory votes on the compensation of our named executive officers as disclosed in this Proxy Statement should occur every year, every two years or every three years. Stockholders may also abstain from casting a vote on this proposal.

The Board has determined that an advisory vote on the compensation of our named executive officers should occur each year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement on an annual basis and is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory and not binding on the Board and the Compensation Committee and will not require the Board or Compensation Committee to take any particular action. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when making future decisions on the frequency of advisory votes on executive compensation.

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” HOLDING
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Contango Oil & Gas Company to assist the Board in fulfilling its oversight responsibilities relating to Contango Oil & Gas Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Contango Oil & Gas Company’s financial reports. The Audit Committee manages Contango Oil & Gas Company’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Contango Oil & Gas Company’s audited financial statements as of and for the year ended December 31, 2015. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Grant Thornton LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to Contango Oil & Gas Company by Grant Thornton LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in Contango Oil & Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE,

Lon McCain (Chairman)
B.A. Berilgen
Steven L. Schoonover

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 29, 2016 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 29, 2016 by that stockholder are deemed outstanding.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of March 29, 2016

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent
Oaktree Entities (3)	1,296,379	6.6
Ariel Investments, LLC (4)	4,743,352	24.3
Dimensional Fund Advisors LP (5)	1,140,675	5.8
BlackRock, Inc. (6)	1,687,426	8.6

Directors and Named Executive Officers

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner (1)	Ownership (2)	Percent
Directors
Joseph J. Romano	32,729	*
B.A. Berilgen	11,009	*
Charles M. Reimer	34,536	*
Steven L. Schoonover	72,377	*
B. James Ford (7)	—	—
Lon McCain	13,595	*
Named Executive Officers
Allan D. Keel (8)	244,918	1.3
E. Joseph Grady (9)	107,041	*
A. Carl Isaac (10)	54,365	*
Jay S. Mengle (10)	64,200	*
Thomas H. Atkins (12)	54,479	*
All current directors and named executive officers as a group (11 persons)	689,249	3.5

*	Denotes less than 1% of class beneficially owned.

(1)	Unless otherwise noted, the stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2016 are deemed outstanding. Applicable percentages are based on 19,393,001 shares outstanding on March 29, 2016 plus an additional 116,461 shares of common stock subject to currently exercisable options. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	The address of Oaktree entities described in this footnote is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. OCM Principal Opportunities Fund III, L.P. (“POF III”) is the managing member of OCM GW Holdings, LLC (“OCM GW”), and, therefore, has investment and voting control over the securities held by OCM GW. OCM Principal Opportunities Fund III GP, L.P. (“POF III GP”) is the general partner of POF

III, Oaktree Fund GP I, L.P. (“GP I”) is the general partner of POF III GP, Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I, OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I, Oaktree Holdings LLC (“Holdings”) is the managing member of Holdings I, Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the duly appointed manager of OCG. OCM Principal Opportunities Fund IV, L.P. (“POF IV”) is the managing member of OCM Crimson Holdings, LLC (“OCM Crimson”) and, therefore, has investment and voting control over the securities held by OCM Crimson. OCM Principal Opportunities Fund IV GP, L.P. (the “POF IV GP”) is the general partner of POF IV, OCM Principal Opportunities Fund IV GP, Ltd. (“POF IV Ltd.”) is the general partner of POF IV GP, GP I is the sole stockholder of POF IV Ltd., Oaktree Capital Management, L.P. (“Management”) is the sole director of POF IV Ltd., Oaktree Holdings, Inc. (“Holdings Inc.”) is the general partner of Management, and OCG is the sole shareholder of Holdings Inc. POF III, POF III GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, POF IV, POF IV GP, POF IV Ltd., Management and Holdings, Inc. expressly disclaim beneficial ownership of the shares held by OCM GW and OCM Crimson, except to the extent of their respective pecuniary interests therein.

(4)	Based upon its Schedule 13G filing, Ariel Investments, LLC’s address is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(5)	Based upon its Schedule 13G filing, Dimensional Fund Advisors LP’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Based upon its Schedule 13G filing, BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.

(7)	Excludes shares held by affiliates of Oaktree Capital Management, LLC, of which Mr. Ford disclaims beneficial ownership.

(8)	Reported common stock is all held directly and includes 55,943 shares subject to currently exercisable options.

(9)	Reported common stock is all held directly and includes 18,647 shares subject to currently exercisable options.

(10)	Reported common stock is all held directly and includes 14,504 shares subject to currently exercisable options.

(11)	Reported Common Stock includes 59,813 held directly and includes 3,729 shares subject to currently exercisable options. Mr. Mengle’s wife holds 658 shares.

(12)	Reported common stock is all held directly and includes 3,174 shares subject to currently exercisable options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2015, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Number of
securities available
	Number of		for future issuance
	securities to be	Weighted	under equity
	issued upon	average exercise	compensation plans
	exercise of	price of	(excluding
	outstanding	outstanding	securities reflected
Plan Category	options	options	in first column)
Equity compensation plans approved by security holders:
Amended and Restated 2009 Incentive Compensation Plan	—	$—	885,449
Equity compensation plans not approved by security holders:
2005 Stock Incentive Plan	116,461	$53.03	0

The 2005 Stock Incentive Plan was adopted by our Board in conjunction with the Merger with Crimson. Prior to the Merger, it had been approved by the Crimson stockholders. This plan expired on February 25, 2015.

See Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our equity compensation plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during 2015 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2017 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than December 9, 2016.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2017 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2016 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2017 Annual Meeting of Stockholders, it should be properly submitted to us no later than February 19, 2017 and no earlier than January 20, 2017.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see our bylaws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2017 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before April 5, 2017, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after April 5, 2017, and the matter nonetheless is permitted to be presented at the 2017Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2015, but not including exhibits, is available at www.contango.com. A copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Investor Relations department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400.

SCAN TO VIEW MATERIALS & VOTE
CONTANGO OIL & GAS COMPANY 717 TEXAS AVE., SUITE 2900 HOUSTON, TX 77002

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06544-P78127	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTANGO OIL & GAS COMPANY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Joseph J. Romano	☐	☐	☐

	1b.	Allan D. Keel	☐	☐	☐

	1c.	B.A. Berilgen	☐	☐	☐

	1d.	B. James Ford	☐	☐	☐

	1e.	Lon McCain	☐	☐	☐

	1f.	Charles M. Reimer	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2016 fiscal year.	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E06545-P78127

CONTANGO OIL & GAS COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR
May 25, 2016

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 2016, hereby appoint(s) Allan D. Keel and E. Joseph Grady as Proxies, with the power to appoint a substitute and hereby authorize(s) each of them to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Wednesday, May 25, 2016, at 9:30 a.m., Central Time, at the Company’s corporate offices, located at 717 Texas Ave., Suite 3100, Houston, Texas 77002, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR, FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND TO CONDUCT ANY OTHER BUSINESS THAT IS PROPERLY RAISED AT THE ANNUAL MEETING. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side